                                                                      EXHIBIT 11

                             PAINE WEBBER GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)

                                                     Three Months September 30,           Nine Months September 30,
                                                  -------------------------------     -------------------------------
                                                      1997              1996              1997              1996
                                                  -------------     -------------     -------------     -------------
PRIMARY:

Weighted-average common shares outstanding          134,301,924       130,176,071       136,423,151       131,989,318

Incremental stock options and awards                  8,265,887        10,637,595         7,462,666        10,637,595
                                                  -------------     -------------     -------------     -------------

Weighted-average common and common
    equivalent shares                               142,567,811       140,813,666       143,885,817       142,626,913
                                                  =============     =============     =============     =============

Net income                                        $     112,782     $      80,155     $     306,741     $     272,868

Interest savings on convertible
debentures and
    short-term borrowings                                   235               889               793             3,380

Preferred dividend requirements                          (7,378)           (7,349)          (22,135)          (22,046)
                                                  -------------     -------------     -------------     -------------

Net income applicable to common shares            $     105,639     $      73,695     $     285,399     $     254,202
                                                  =============     =============     =============     =============

Primary earnings per common share                 $        0.74     $        0.52     $        1.98     $        1.78
                                                  =============     =============     =============     =============

FULLY DILUTED:

Weighted-average common shares outstanding          134,301,924       130,176,071       136,423,151       131,989,318


Incremental stock options and awards                  9,611,451        10,637,595         9,611,451        10,637,595

Weighted-average common shares issuable
    assuming conversion of 8% Convertible
    Debentures and 6% Cumulative
    Convertible Redeemable Preferred Stock            8,273,580         9,295,370         8,325,258         9,425,162
                                                  -------------     -------------     -------------     -------------


Weighted-average common and common
    equivalent shares                               152,186,955       150,109,036       154,359,860       152,052,075
                                                  =============     =============     =============     =============

Net income                                        $     112,782     $      80,155     $     306,741     $     272,868

Interest savings on convertible debentures and
    short-term borrowings                                   235               924               812             3,290

Preferred dividend requirements                          (5,878)           (5,849)          (17,635)          (17,546)
                                                  -------------     -------------     -------------     -------------

Net income applicable to common shares            $     107,139     $      75,230     $     289,918     $     258,612
                                                  =============     =============     =============     =============

Fully diluted earnings per common share           $        0.70     $        0.50     $        1.88     $        1.70
                                                  =============     =============     =============     =============

Note: Share and per share data have been retroactively adjusted to give effect to a three-for-two common stock split in the form of a 50% stock dividend, which will become effective November 17, 1997.